UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2009

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

IHOP Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is made pursuant to Item 5.02(d):

On February 5, 2009, the Board of Directors of the Registrant appointed Howard M.Berk a director, bringing the total number of board members to ten.

Since 2002, Mr. Berk has been a Partner at MSD Capital, L.P., the investment firm formed in 1998 to exclusively manage the capital of Michael Dell and his family. From 1998 to 2002, Mr. Berk was Managing Director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies. From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries. Prior to that, he was with Goldman, Sachs & Co., where he worked in the Principal Investment area as well as the Mergers and Acquisitions department.

Mr. Berk will be entitled to the compensation we offer our other non-employee directors, including an annual fee of $50,000, and periodic grants of stock options and/or restricted stock under the Registrant's 2005 Stock Incentive Plan for Non-Employee Directors.

There are no arrangements or understandings pursuant to which Mr. Berk was selected as a director of the Registrant.

MSD SBI, L.P., an affiliate of MSD Capital, L.P., owns 190,000 shares of Series A Perpetual Preferred Stock and 2,512,356 shares of the Common Stock of the Registrant. However, Mr. Berk does not have any material interest in MSD SBI, L.P.

A copy of the press release announcing Mr. Berk’s appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant dated February 5, 2009, re Appointment of Howard M. Berk To its Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2009	DineEquity, Inc.

	By:	/s/ GREGGORY KALVIN
Name: Greggory Kalvin
Title: Acting Chief Financial Officer and Vice President, Corporate Controller (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Registrant dated February 5, 2009, re Appointment of Howard M. Berk To its Board of Directors